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                                                                      Exhibit 23

                       [Letterhead of Fahn Kanne & Co.]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As the independent certified public accountants of Ampal Industries (Israel) Ltd. as of December 31, 1999, we hereby consent to the incorporation of our report included in FORM 10-K into the Company's previously filed Registration Statement File No. 333-61895 and No. 333-55970.


                                                    /s/ Fahn Kanne & Co.
                                                      Fahn Kanne & Co.
                                             Certified Public Accountants (Isr.)

Tel-Aviv, Israel
March 26, 2001